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                                                                      Exhibit 21
                             List of Subsidiaries
                                      of
                            POGO PRODUCING COMPANY



                                             Jurisdiction of
     Name                                     Incorporation
     ----                                    ---------------
1.   Thaipo Limited                          Kingdom of Thailand

2.   Pogo Offshore Pipeline Co.              Delaware

3.   Pogo Gulf Coast, Ltd.                   Texas Limited Partnership
     (The Company is the general partner
     and a 40% limited partner)

4.   Pogo Petroles Compagnie, Inc.           Delaware

5.   Pogo Netherlands, Inc.                  Delaware

6.   Pogo Thailand, Inc.                     Delaware

7.   Pogo Turkey Inc.                        Delaware

8.   Sampack Inc.                            Delaware

9.   Pogo British Isles, Inc.                Delaware

10.  Pogo Hungary Oil and Gas Kft            Republic of Hungary
